                                                                                                                          EXHIBIT 11

                                                   SHOLODGE, INC AND SUBSIDIARIES
                                              COMPUTATION OF EARNINGS PER COMMON SHARE
                                                     BASIC AND ASSUMING DILUTION


                                                                            12 WEEKS ENDED                    40 WEEKS ENDED
                                                                     --------------------------------------------------------------
                                                                      OCTOBER 4,        OCTOBER 5,      OCTOBER 4,       OCTOBER 5,
                                                                         1998             1997            1998             1997
                                                                     --------------------------------------------------------------
BASIC:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                      $ 12,735,981     $  1,426,758     $ 13,417,368    $  6,307,306
     EXTRAORDINARY LOSS, net of tax effect                           ($ 1,066,466)                     ($ 1,066,466)
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     ($ 1,164,114)
                                                                     --------------------------------------------------------------
     NET EARNINGS                                                    $ 11,669,515     $  1,426,758     $ 12,350,902    $  5,143,192
                                                                     ==============================================================

  SHARES:
     WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         8,255,810        8,476,605        8,255,810       8,389,769
                                                                     ==============================================================

  BASIC EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                      $       1.54     $       0.17     $       1.63    $       0.75
     EXTRAORDINARY LOSS, net of tax effect                           ($      0.13)                     ($      0.13)
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     ($      0.14)
                                                                     --------------------------------------------------------------
     NET EARNINGS                                                    $       1.41     $       0.17     $       1.50    $       0.61
                                                                     ==============================================================

DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (BASIC):
     FROM CONTINUING OPERATIONS                                      $ 12,735,981     $  1,426,758     $ 13,417,368    $  6,307,306
     EXTRAORDINARY LOSS, net of tax effect                           ($ 1,066,466)                     ($ 1,066,466)
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     ($ 1,164,114)
                                                                     --------------------------------------------------------------
     NET EARNINGS                                                    $ 11,669,515     $  1,426,758     $ 12,350,902    $  5,143,192

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                          $    598,154     $    604,696     $  1,993,846    $  1,996,962

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS                                      $ 13,334,135     $  2,031,454     $ 15,411,214    $  8,304,268
     EXTRAORDINARY LOSS, net of tax effect                           ($ 1,066,466)                     ($ 1,066,466)
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     ($ 1,164,114)
                                                                     --------------------------------------------------------------
     NET EARNINGS                                                    $ 12,267,669     $  2,031,454     $ 14,344,748    $  7,140,154
                                                                     ==============================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES
        OUTSTANDING                                                     8,553,963        8,553,284        8,690,200       8,524,148

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                                          2,316,602        2,316,602        2,316,602       2,316,602

                                                                     --------------------------------------------------------------
                                                                       10,870,565       10,869,886       11,006,802      10,840,750
                                                                     ==============================================================

   DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS                                      $       1.23     $       0.17     $       1.40    $       0.74
     EXTRAORDINARY LOSS, net of tax effect                           ($      0.10)                     ($      0.10)
     FROM CUMULATIVE EFFECT OF A CHANGE IN AN ACCOUNTING PRINCIPLE                                                     ($      0.14)
                                                                     --------------------------------------------------------------
     NET EARNINGS                                                    $       1.13     $       0.17     $       1.30    $       0.60
                                                                     ==============================================================